As filed with the Securities and Exchange Commission on July 27, 2004

                                                   Registration No. 333-116589
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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                              AMENDMENT NO. 1 TO
                                   FORM S-8
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933


                         ADVANCED MEDICAL OPTICS, INC.
            (Exact name of Registrant as specified in its charter)


             Delaware                             33-0986820
   (State or other jurisdiction                (I.R.S. Employer
 of incorporation or organization)           Identification No.)


                           1700 E. St. Andrew Place
                          Santa Ana, California 92705
         (Address of principal executive offices, including zip code)

                         ADVANCED MEDICAL OPTICS, INC.
                 2002 INCENTIVE COMPENSATION PLAN (AS AMENDED)
                           (Full title of the plan)

                                James V. Mazzo
                     President and Chief Executive Officer
                         Advanced Medical Optics, Inc.
                           1700 E. St. Andrew Place
                          Santa Ana, California 92705
                                (714) 247-8200
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

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



                               Explanatory Note

         The purpose of this Amendment No. 1 to Registration Statement No. 333-116589 (the "Registration Statement") of Advanced Medical Optics, Inc. (the "Registrant") is to file as an exhibit to the Registration Statement the consent of KPMG LLP, independent certified public accountants, in which KPMG LLP consents to the incorporation by reference into the Registration Statement of its report dated June 15, 2004 with respect to the combined statements of net assets to be sold as of December 31, 2003, 2002 and 2001 and the related combined statements of direct revenues and direct operating expenses for the years ended December 31, 2003, 2002 and 2001 of the Surgical Ophthalmic Business (a business within Pfizer Inc.'s Global Pharmaceutical Group), which appears in the Registrant's Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 15, 2004.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This registration statement relates to the Advanced Medical Optics, Inc. (the "Registrant") 2002 Incentive Compensation Plan, as amended (the "Plan").

         Initially, an aggregate of 6,700,000 shares of common stock were available for issuance under the Plan, and such shares were registered on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on June 21, 2002 (Registration No. 333-90950). In February 2004 the Registrant's Board of Directors adopted, and on May 20, 2004 the stockholders of the Registrant approved, certain amendments to the Plan, including an increase of 2,000,000 shares of common stock issuable under the Plan. This registration statement covers such increase of 2,000,000 shares of common stock issuable under the Plan, bringing the total number of shares authorized thereunder to 8,700,000.

Item 3. Incorporation of Documents by Reference.

         The Registrant's Registration Statement on Form S-8 (Registration No. 333-90950), which has been filed by the Registrant with the Commission, is incorporated herein by reference.

Item 5. Interests of Named Experts and Counsel.

         The Registrant has agreed to indemnify and hold KPMG LLP ("KPMG") harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG's consent to the incorporation by reference of its audit report on the Registrant's past financial statements incorporated by reference in this registration statement.

Item 8. Exhibits.

         The following exhibits are filed as part of this registration statement:


Exhibit
 Number                              Description
-------       -----------------------------------------------------------------

    4.1 Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan, as amended (incorporated by reference to Exhibit A to the Proxy Statement for the 2004 Annual Meeting of Stockholders filed on April 15, 2004)

    5.1 Opinion of Aimee S. Weisner, General Counsel of Advanced Medical Optics, Inc.*

    23.1 Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm*

    23.2      Consent of Independent Registered Public Accounting Firm*

    23.3      Consent of Aimee S. Weisner (included in Exhibit 5.1)*

    23.4      Consent of Independent Registered Public Accounting Firm.

    24.1 Power of Attorney (included in the signature page of the Registration Statement)*

* Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8 (Registration No. 333-116589) filed on June 17, 2004.


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


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on July 27, 2004.


                                      ADVANCED MEDICAL OPTICS, INC.


                                      By: /s/ James V. Mazzo
                                         -------------------------------------
                                         James V. Mazzo
                                         President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.


     Signature                         Title                        Date
--------------------------    --------------------------     ------------------


                              President and Chief Executive    July 27, 2004
         *                         Officer, Director
---------------------------   (Principal Executive Officer)
    James V. Mazzo


                              Executive Vice President of      July 27, 2004
                              Operations and Finance and
         *                      Chief Financial Officer
---------------------------   (Principal Financial Officer)
    Richard A. Meier


         *                    Vice President and Controller    July 27, 2004
---------------------------   (Principal Accounting Officer)
   Robert F. Gallagher


         *                    Chairman of the Board and        July 27, 2004
---------------------------   Director
   William R. Grant


         *                    Director                         July 27, 2004
--------------------------
  Christopher G. Chavez


         *                    Director                         July 27, 2004
--------------------------
  William J. Link, Ph.D.


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


     Signature                         Title                        Date
--------------------------    --------------------------     ------------------


         *                    Director                         July 27, 2004
--------------------------
  Michael A. Mussallem


         *                    Director                         July 27, 2004
--------------------------
    Deborah J. Neff


         *                    Director                         July 27, 2004
--------------------------
    James O. Rollans


* By:  /s/ James V. Mazzo     Attorney-in-fact                 July 27, 2004
     ---------------------
       James V. Mazzo


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



                                 EXHIBIT INDEX


   4.1    Advanced Medical Optics, Inc. 2002 Incentive
          Compensation Plan, as amended (incorporated by
          reference to Exhibit A to the Proxy Statement for the
          2004 Annual Meeting of Stockholders filed on April 15,
          2004)

   5.1    Opinion of Aimee S. Weisner, General Counsel of
          Advanced Medical Optics, Inc.*

   23.1   Consent of PricewaterhouseCoopers LLP, Independent
          Registered Public Accounting Firm*

   23.2   Consent of Independent Registered Public Accounting
          Firm*

   23.3   Consent of Aimee S. Weisner (included in Exhibit 5.1)*

   23.4   Consent of Independent Registered Public Accounting Firm.

   24.1 Power of Attorney (included in the signature page of the Registration Statement)*

*  Previously filed as an exhibit to the Registrant's Registration
   Statement on Form S-8 (Registration No. 333-116589) filed on June 17, 2004.